Exhibit 99.1

TruGolf Announces Reverse Stock Split

Salt Lake City, Utah, September 25, 2026 - TruGolf Holdings, Inc. (NASDAQ: TRUG), today announced a 1-for-10 reverse split of its Class A common stock. Beginning on September 29, 2026, the Company’s Class A common stock will continue to trade on The Nasdaq Capital Market on a split adjusted basis under the trading symbol “TRUG” but will trade under the following new CUSIP number: 243733607.

As a result of the reverse stock split, every 10 shares of Class A common stock issued and outstanding as of the effective date will be automatically combined into one share of Class A common stock. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Class A common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of a fractional share.

The reverse stock split will reduce the number of shares of outstanding Class A common stock from approximately 12.44 million shares, the number of shares outstanding as of the date hereof, to approximately 1.24 million shares. The par value of the Class A common stock will remain unchanged and the number of authorized shares of Class A common stock will be proportionately reduced to 10 million shares. The reverse split affects all stockholders uniformly and will not alter any common stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse split results in some common stockholders owning a fractional share as described above.

About TruGolf

Since 1983, TruGolf has been passionate about driving the golf industry with innovative indoor golf solutions. TruGolf builds products that capture the spirit of golf. TruGolf’s mission is to help grow the game by attempting to make it more Available, Approachable, and Affordable through technology - because TruGolf believes Golf is for Everyone. TruGolf’s team has built award-winning video games (“Links”), innovative hardware solutions, and an all-new e-sports platform to connect golfers around the world with E6 CONNECT. Since TruGolf’s beginning, TruGolf has continued to attempt to define and redefine what is possible with golf technology.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the timing and completion of the reverse split. These statements relate to future events, future expectations, plans and prospects. Although the Company believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this press release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACTS:

Michael Bacal

mbacal@darrowir.com

917-886-9071